Exhibit 99.1

Aridis Pharmaceuticals Appoints Infectious Disease Expert Paul Mendelman, MD as Interim Chief Medical Officer

SAN JOSE, Calif., October 11, 2019 /PRNewswire/ — Aridis Pharmaceuticals, Inc. (Nasdaq: ARDS), a biopharmaceutical company focused on the discovery and development of novel anti-infective therapies to treat life-threatening bacterial infections, announced today that it has appointed Paul Mendelman, MD as interim Chief Medical Officer (CMO). Dr. Mendelman replaces Dr. Wolfgang Dummer who has departed the company for personal reasons.

“It is a pleasure to welcome Dr. Mendelman, a recognized leader in the development of new treatments for infectious diseases to the Aridis team. His expertise comes at a critical juncture for the company given we are advancing multiple clinical programs, including our lead Phase 3 antibody program, AR-301, which can benefit from additional infectious disease expertise particularly in critical care (ICU) settings,” commented Vu Truong, Ph.D., Chief Executive Officer of Aridis Pharmaceuticals.

Dr. Mendelman brings to Aridis a prolific career in infectious diseases across industry and academia spanning over 30 years with board certification in pediatrics and pediatric infectious diseases. He has held senior clinical development positions at leading companies such as Takeda Vaccines (Vice President, Medical), MedImmune (Vice President & Therapeutic Area Leader, Clinical Development), and Merck (Director, Clinical Research Infectious Diseases). From 1996 to 2005, he managed the clinical development group for FluMist®, the live attenuated intranasal influenza vaccine, licensed initially in the U.S. for the 2003-04 season.

Dr. Mendelman earned his BS and MD degrees at The Ohio State University, and completed post-graduate training at the University of Colorado Medical Center in Denver. His infectious disease fellowship at the University of Washington, School of Medicine, and Seattle Children’s Hospital was followed by his joining that faculty and later serving as consulting Professor of Pediatrics at Stanford University School of Medicine. He has published over 100 articles in peer-reviewed journals and authored many published book chapters.

Dr. Mendelman’s initial priority will be to manage the Company’s ongoing Phase 3 for AR-301 in patients with ventilator associated pneumonia (VAP) and the ongoing Phase 1/2a for AR-501 in patients with cystic fibrosis. He will also work closely with the Aridis team in overseeing the ongoing analysis of results from the Company’s recent AR-105 Phase 2 for the treatment of VAP caused by gram-negative Pseudomonas aeruginosa.

“I am very pleased to have the opportunity to work on these innovative anti-infectives, which are clearly differentiated from antibiotics and have significant potentials to impact the landscape of infectious diseases treatments,” commented Dr. Mendelman.

About Aridis Pharmaceuticals, Inc.

Aridis Pharmaceuticals, Inc. discovers and develops anti-infectives to be used as add-on treatments to standard-of-care antibiotics. The Company is utilizing its proprietary MabIgX® technology platform to rapidly identify rare, potent antibody-producing B-cells from patients who have successfully overcome an infection to produce mAbs. These mAbs are already of human origin and functionally optimized for high potency by the donor’s immune system; hence, they do not require genetic engineering or further optimization to achieve full functionality. MabIgX® also allows for the selection of any antibody isotype depending on the optimal effector function required for treating the target infection. By bypassing the humanization and binding sequence optimization steps, and the entire process of generation of genetically engineered antibody producing cell lines, MabIgX® enables high gross-margins and expedited progression to clinical development.

The Company has generated multiple clinical stage mAbs targeting bacteria that cause life-threatening infections such as VAP and HAP. The use of mAbs as anti-infective treatments represents an innovative therapeutic approach that harnesses the human immune system to fight infections and is designed to overcome the deficiencies associated with the current standard of care which is broad spectrum antibiotics. Such deficiencies include, but are not limited to, increasing drug resistance, short duration of efficacy, disruption of the normal flora of the human microbiome and lack of differentiation among current treatments. The mAb portfolio is complemented by a non-antibiotic novel mechanism small molecule anti-infective candidate being developed to treat lung infections in cystic fibrosis patients. The company’s pipeline is highlighted below:

Aridis’ Pipeline

AR-301 (VAP). AR-301 is a fully human immunoglobulin 1, or IgG1, mAb currently in Phase 3 clinical development targeting gram-positive S. aureus alpha-toxin in VAP patients.

AR-101 (HAP). AR-101 is a fully human immunoglobulin M, or IgM, mAb targeting P. aeruginosa liposaccharides serotype O11, which accounts for approximately 22% of all P. aeruginosa hospital acquired pneumonia cases worldwide.

AR-501 (cystic fibrosis). AR-501 is an inhaled formulation of gallium citrate with broad-spectrum anti-infective activity being developed to treat chronic lung infections in cystic fibrosis patients.  This program is currently in a Phase 1/2a clinical study in healthy volunteers and CF patients.

AR-401 (blood stream infections). AR-401 is a fully human mAb preclinical program aimed at treating infections caused by gram-negative Acinetobacter baumannii.

AR-201 (RSV infection). AR-201 is a fully human IgG1 mAb preclinical program aimed at neutralizing diverse clinical isolates of respiratory syncytial virus (RSV).

For additional information on Aridis Pharmaceuticals, please visit https://aridispharma.com/.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties.  These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Aridis’ expectations, strategy, plans or intentions. These forward-looking statements are based on Aridis’ current expectations and actual results could differ materially.  There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, the timing of regulatory submissions, Aridis’ ability to obtain and maintain regulatory approval of its existing product candidates and any other product candidates it may develop, approvals for clinical trials may be delayed or withheld by regulatory agencies, risks relating to the timing and costs of clinical trials, risks associated with obtaining funding from third parties, management and employee operations and execution risks, loss of key personnel, competition, risks related to market acceptance of products, intellectual property risks, risks associated with the uncertainty of future financial results, Aridis’ ability to attract collaborators and partners and risks associated with Aridis’ reliance on third party organizations.  While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described under the caption “Risk Factors” in Aridis’ 10-K for the year ended December 31, 2018 and Aridis’ other filings made with the Securities and Exchange Commission. Forward-looking statements included herein are made as of the date hereof, and Aridis does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Contact:

Investor Relations

Jason Wong

Blueprint Life Science Group

jwong@bplifescience.com

(415) 375-3340 Ext. 4

SOURCE Aridis Pharmaceuticals